UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2023 (July 21, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On May 31, 2023, Shift Technologies, Inc. (the “Company”) entered into confidentiality agreements (the “Convertible Notes NDAs”) and commenced discussions with legal advisors for a group of holders (the “Holders”) of the Company’s 4.75% Convertible Senior Notes due 2026 (the “Convertible Notes”) issued under that certain Indenture, dated as of May 27, 2021, by and between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Indenture”), regarding a potential restructuring or refinancing of the Convertible Notes and/or the Softbank Notes (as defined below), and related transactions (collectively, the “Transaction”).

On May 31, 2023, the Holders held an initial telephone conference with the Company’s management team, during which management and the Company’s advisors presented the Holders with information regarding the Company’s financial situation and the potential need for a refinancing or restructuring (the “May Discussion Materials”).

On June 5, 2023, the Company entered into a confidentiality agreement (the “Softbank NDA”, and together with the Convertible Notes NDAs, as they may be amended or modified, the “NDAs”) with SB LL Holdco, Inc. (“SoftBank”), the beneficial holder or investment advisor, sub-advisor, or manager of funds and/or accounts that are beneficial holders of the 6.00% Senior Unsecured Notes due 2025 (the “SoftBank Notes”) issued under that certain Note Purchase Agreement, dated as of May 11, 2022, by and between the Company, as issuer, certain of the Company’s subsidiaries party thereto, as guarantors, and SoftBank, as purchaser.

On June 5, 2023, the Company provided SoftBank with the May Discussion Materials that were provided to the Holders on May 31, 2023. On June 12, 2023, the Holders and SoftBank separately participated in telephone conferences with the Company’s management team, during which management and the Company’s advisors presented additional information regarding the Company’s financial situation and the potential need for a refinancing or restructuring (the “June Discussion Materials”). During these telephone conferences, management and the Company’s advisors also presented the terms of the Company’s proposal with respect to a Transaction (the “Company Proposal”).

On June 15, 2023, the Holders provided the Company with a counterproposal to the Company Proposal (the “Holders’ Counterproposal”). Shortly thereafter, the Company provided SoftBank with the Holders’ Counterproposal.

On June 28, 2023, Softbank provided the Company with a proposal in response to the Company Proposal (the “Softbank Proposal”), which, based on the analysis presented in the discussion materials provided by the Company to Softbank on June 5, 2023, proposed to, subject to final documentation and structuring, cancel the SoftBank Notes in exchange for a cash payment from the Company in the amount of $0.29 per dollar of face value of the SoftBank Notes.

On June 30, 2023, the Company, through advisors, provided Softbank with an oral counterproposal (the “Company/Softbank Counterproposal”) whereby the Company proposed to, subject to final documentation and structuring, cancel the SoftBank Notes in exchange for a cash payment from the Company in the amount of $0.04 per dollar of face value of the SoftBank Notes.

On July 12, 2023, the Company provided the Holders and SoftBank with discussion materials containing an updated operating analysis (the “July Discussion Materials”).

Between June 15, 2023 and July 21, 2023, the Company and the Holders continued to engage in negotiations regarding a potential Transaction, including with respect to the terms of a potential equitization of the Convertible Notes and SoftBank Notes and requirements for procuring a new money investment in the Company.

On July 19, 2023, the Holders provided the Company with a term sheet reflecting their final counterproposal (the “Holders’ Final Counterproposal”). The Company, through its advisors, relayed the terms of the Holders’ Final Counterproposal to SoftBank on July 19, 2023.

On July 21, 2023, the Company proposed a transaction to the Holders (the “Final Company Proposal”), which proposed to, subject to final documentation and structuring, cancel the Convertible Notes and SoftBank Notes in exchange for 80% of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) to be issued by the Company on a pro rata basis in proportion to the shares of Common Stock underlying the Convertible Notes and Softbank Notes then held by each such holder with existing holders of the Company’s Common Stock retaining 20% of the Company’s Common Stock on a pro rata basis in proportion to the number of shares of Common Stock then held by each existing holder each subject to dilution by the New Money Investment (as defined below) and up to an additional 10% of the Company’s Common Stock to be issued pursuant to a management incentive plan. Pursuant to the Final Company Proposal, the exchange of the Convertible Notes and SoftBank Notes for Common Stock would be conditioned upon the Company raising $10 million in new money investment (the “New Money Investment”), which New Money Investment would be dilutive of the Common Stock exchanged for the Convertible Notes and SoftBank Notes and retained by the existing holders of Common Stock. The Company, through its advisors, relayed the terms of the Final Company Proposal to SoftBank on July 21, 2023.

Pursuant to the NDAs, a public disclosure of all material non-public information provided to the Holders and Softbank as well as certain other information (the “Cleansing Materials”) is required prior to 7:30 a.m. (Eastern Time) on July 24, 2023.

The NDAs have terminated without the Company and the Holders or Softbank reaching an agreement on the material terms of the proposed Transaction. The Company continues to evaluate alternatives to optimize its capital structure and other alternatives to maximize value.

The foregoing descriptions of the Transaction, the Company Proposal, the Holders’ Counterproposal, the Softbank Proposal, the Company/Softbank Counterproposal, the Holders’ Final Counterproposal and the Final Company Proposal do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the May Discussion Materials, the June Discussion Materials, the July Discussion Materials, the Holders’ Counterproposal and the Holders’ Final Counterproposal, which constitute the Cleansing Materials, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively.

The information furnished in this Item 7.01 (including Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words contained in this Current Report on Form 8-K such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” and variations of such words and similar future or conditional expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s business operations, financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, the impact and timing of any cost-savings measures; business strategies, the ability to negotiate suitable restructuring or refinancing options and other such matters. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important assumptions and other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to negotiate, finalize and enter into suitable restructuring or refinancing options on satisfactory terms, if at all; the effects of the Company’s ongoing review of strategic alternatives, and any other cost-savings measures, including increased legal and other professional costs necessary to execute the Company’s strategy; general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels; the Company’s ability to attract, motivate and retain key executives and other employees; potential adverse reactions or changes to business relationships resulting from the announcement of the Company’s restructuring plan and associated workforce reduction; unexpected costs, charges or expenses resulting from the Company’s restructuring plan and associated workforce reduction or other cost-saving measures; the Company’s ability to generate or maintain liquidity; legal and regulatory proceedings; and those additional risks, uncertainties and factors described in more detail in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including any amendments thereto), and in the Company’s other filings with the SEC (including any amendments thereto). The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report on Form 8-K except as required by applicable law or regulation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Discussion Materials dated May 2023.
99.2	Discussion Materials dated June 2023.
99.3	Discussion Materials dated July 12, 2023.
99.4	Holders’ Counterproposal Term Sheet dated June 15, 2023.
99.5	Holders’ Final Counterproposal Term Sheet dated July 19, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: July 24, 2023	/s/ Oded Shein
	Name:	Oded Shein
	Title:	Chief Financial Officer

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